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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-67929 on Form S-3, No. 333-70965 on Form S-8, No. 333-58160 on Form S-8 and No.
333-56734 on Form S-8 of LNR Property Corporation of our report dated January 15, 2002, except for Note 17 as to which the date is January 29, 2002, on the consolidated financial statements of LNR Property Corporation and subsidiaries and of our report dated January 15, 2002 relating to the financial statement schedules appearing in this Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 2001.

DELOITTE & TOUCHE LLP
Certified Public Accountants


Miami, Florida
February 27, 2002